Pineapple Financial — Key Operating & Financial Metrics

Execution Phase | Q2 2026 Snapshot

Pineapple

MORTGAGE PLATFORM

~$1.6–1.7B
Annualized Volume

$829M
6-Month Volume

~700 Brokers Network

National Platform
Recurring Renewal Cycle

Resilient, renewal-driven Canadian mortgage market

FINANCIAL PERFORMANCE

Adj. EBITDA: $0.4M
+~165% YoY

Adj. Op. Income: $0.125M

~$1.0M YoY EBITDA Growth

Cash Burn ↓ >50%

$2.5M+ Cost Savings

Structural operating leverage achieved

BALANCE SHEET STRENGTH

$3.1M
Positive Working Capital

Improved Liquidity

Debt-Light Structure

No Near-Term Maturities

Positioned to execute without external capital

DIGITAL ASSET TREASURY

$22.4M Treasury
Digital Asset Value

~7.2M INJ Tokens

$221K+ Staking Income
Recurring Yield

Active Yield Strategies:
Staking · Derivatives · Lending
Structured Accumulation

Kraken · FalconX · Monarq · Canary

CAPITAL ALLOCATION & VALUATION

mNAV: ~0.73x
Discount to Net Asset Value

$15M Repurchase Auth.
Share Repurchase Program

$3M Initial Tranche
Board Approved

10b-18 | $1.50 Threshold
Execution Framework